Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES STRONG RESULTS FOR THE FOURTH QUARTER

●	Achieved Net Income of $34.9 million for the fourth quarter of 2019

●	Increasing 2020 volume target for lending and flow channels to $15 - 20 billion reflecting continued strong growth and business momentum across originations platform

●	Expense savings from cost re-engineering initiatives were significantly ahead of expectations through the fourth quarter

●	Ended the year with $428 million of cash and $412 million of total stockholders’ equity, or a book value per share of $3.06

●	Cooperating with NRZ to support the termination of the legacy PHH subservicing agreement, which generated an estimated pre-tax loss of approximately $3 million in the fourth quarter after direct servicing costs and allocated overhead

●	Expect there to be no material financial impact from right sizing and transition costs, net of deboarding fees, related to exiting the legacy PHH subservicing portfolio with NRZ

West Palm Beach, FL – (February 26, 2020) – Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today reported a net income of $34.9 million, or $0.26 per share, for the three months ended December 31, 2019; compared to a net loss of $(2.3) million, or $(0.02) per share, for the three months ended December 31, 2018, a $37.2 million improvement.

For the full year 2019, Ocwen reported a net loss of $(142.1) million, or $(1.06) per share.

Glen A. Messina, President and CEO of Ocwen, said, “We made terrific progress in 2019 on improving profitability, building a sustainable business model and reducing enterprise risks. We have built a significant originations platform that we expect to generate enough volume to grow our owned servicing portfolio in 2020, as well as to take advantage of opportunities to grow and diversify our subservicing, excluding NRZ, with the support of potential capital partners.”

Mr. Messina added, “We believe our progress on growth and cost re-engineering creates a solid foundation for our transformation into a diversified mortgage originator and servicer that can perform through the mortgage industry cycle. We are excited about the opportunities available to us to increase shareholder value through building multiple origination sources, continued strong operational execution and our continuous cost re-engineering initiatives. In this context, we do not view the unprofitable NRZ subservicing portfolio we are exiting as core to the sustainable business model we are building. We look forward to executing the next phase of our plans targeted at improving our long-term competitiveness and financial performance.”

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Fourth Quarter and Full Year 2019 Results

Pre-tax income for the fourth quarter of 2019 was $37.2 million, which compares to a $(7.8) million pre-tax loss from continued operations for the fourth quarter of 2018. Pre-tax results for the quarter were impacted by a number of significant items including but not limited to: $28.4 million of favorable interest rate and valuation assumption driven fair value changes, net of the NRZ financing liability, reverse mortgage servicing and hedge positions, $15.0 million in recoveries from a mortgage insurer and a service provider of amounts recognized as expenses in prior periods and $(14.0) million in severance, retention and other re-engineering costs.

The Servicing segment recorded $58.9 million of pre-tax income for the fourth quarter of 2019. Our servicing business recorded $31.1 million of interest rate and valuation assumption driven favorable MSR fair value changes, net of the NRZ financing liability fair value change and hedge positions in the quarter.

For the full year 2019, the Servicing segment recorded $(70.8) million of pre-tax loss.

The Lending segment recorded $3.6 million of pre-tax income for the fourth quarter of 2019. Our reverse mortgage lending business recorded pre-tax income of $4.3 million, which included $(2.7) million of interest rate and valuation assumption driven unfavorable fair value changes. Our forward lending business incurred a $(0.7) million pre-tax loss.

For the full year 2019, the Lending segment recorded pre-tax income of $40.7 million, an increase of $29.6 million versus 2018. The forward lending business had a pre-tax loss of $(9.0) million, which was more than offset by $49.7 million of pre-tax income in our reverse mortgage lending business, which included $25.5 million of interest rate and valuation assumption driven favorable fair value changes.

The Corporate segment recorded $(25.3) million of pre-tax loss for the fourth quarter of 2019. The quarter included $(14.0) million in severance, retention and other re-engineering costs and $(13.5) million of interest expense on corporate debt.

For the full year 2019, the Corporate segment recorded $(96.5) million of pre-tax loss. This included $(65.0) million of severance, retention and other re-engineering costs, $(58.9) million of interest expense on corporate debt and $34.7 million in recoveries of amounts previously expensed from service providers and a mortgage insurer.

Additional Business Highlights

●	Our combined volume in 2019 from lending and flow channels was $2.8 billion. January annualized origination volume from combined lending and flow channels was approximately $9 billion.

●	We ended the year with a servicing portfolio with total unpaid principal balance (“UPB”) of $212 billion and an owned servicing UPB of $77 billion. Grew owned MSR UPB originations from all sources to $17 billion in 2019 from $2 billion in 2018.

●	Ocwen completed 25,754 loan modifications to help struggling families stay in their homes, 19% of which included debt forgiveness totaling over $150 million in 2019.

●	The constant pre-payment rate (“CPR”) decreased from 17.7% in the third quarter of 2019 to 16.7% in the fourth quarter of 2019. In the fourth quarter of 2019, the prime CPR was 19.6%, and the non-prime CPR was 14.5%.

●	Our reverse mortgage portfolio ended the year with an estimated $47.0 million in discounted future gains from future tail draws on existing loans. Neither the anticipated future gains nor future funding liability are included in the Company’s financial statements. We recognized a favorable $47.0 million adjustment to shareholders’ equity associated with the adoption of the new credit loss accounting standard referred to as CECL in the first quarter 2020 relating to these reverse mortgage future tail draws.

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●	Ocwen’s Board of Directors has authorized an up to $5 million open market share repurchase program. The timing and execution of any related share repurchases will be subject to market conditions, among other factors. No assurances can be given as to the volume of shares, if any, that we may repurchase in any given period.

●	We continue to evaluate the profitability of our servicing portfolio by client and loan type and have revised the amount of estimated allocated cost we believe is attributable to the total NRZ servicing portfolio. As a result, we have revised our estimate of pre-tax fourth quarter loss from the NRZ portfolio from $8 million to $10 million after direct and allocated overhead costs and excluding any benefit from the amortization of NRZ lump-sum payments.

●	The NRZ subservicing portfolio subject to termination represented approximately $42 billion in UPB as of December 31, 2019. It also represented 8% of total net servicing fees and 22% of NRZ-related net servicing fees for the fourth quarter of 2019. At this time, NRZ has not taken any action with respect to our remaining servicing agreements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, February 26, 2020, at 8:30 a.m., Eastern Time, to discuss its financial results for the fourth quarter 2019. The conference call will be webcast live over the Internet from the Company’s website at www.Ocwen.com. To access the call, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage Corporation and Liberty Home Equity Solutions, Inc. (Liberty). PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. In particular, the estimates provided in this press release regarding the impact of the termination by New Residential Investment Corp. (“NRZ”) of the legacy PHH subservicing agreement and other aspects of our relationship with NRZ are estimates based on currently available information and these estimates may not be accurate. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the future of our long-term relationship and remaining servicing agreements with NRZ; our ability to execute an orderly transfer of responsibilities in connection with the termination by NRZ of the PHH subservicing agreement, including NRZ’s and our ability to obtain any necessary consents and approvals; the reactions of regulators, lenders and other contractual counterparties, rating agencies, stockholders and other stakeholders to the announcement of the termination by NRZ of the PHH subservicing agreement; our ability to adjust our cost structure and operations as the loan transfer process is being completed in response to the termination by NRZ of the PHH subservicing agreement, including unanticipated costs and the timeline on which we can execute on these actions; our ability to devote sufficient management attention and financial resources to our growth and other strategic objectives as we work through the loan transfer process and adjust our cost structure and operations; uncertainty related to our ability to execute on continuous cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to acquire MSRs or other assets or businesses at adequate risk-adjusted returns and at sufficient volume to achieve our growth goals, including our ability to allocate resources for investment, negotiate and execute purchase documentation and satisfy closing conditions so as to consummate such acquisitions; uncertainty related to our ability to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; limits on our ability to repurchase our own stock as a result of regulatory settlements and other conditions; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; the impact on Ocwen of our implementation of the CECL methodology for financial instruments (ASU 2016-13 and ASU 2019-04); our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen Financial Corporation’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018, its current and quarterly reports since such date and, when available, its annual report on Form 10-K for the year ended December 31, 2019. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Hugo Arias	Dico Akseraylian
T: (856) 917-0108	T: (856) 917-0066
E: hugo.arias@ocwen.com	E: mediarelations@ocwen.com

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Residential Servicing Statistics (Dollars in thousands)

	At or for the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total unpaid principal balance of loans and REO serviced	$212,366,431	$216,754,784	$229,283,045	$251,080,740	$256,000,490
Non-performing loans and REO serviced as a % of total UPB (1)	6.3%	5.7%	5.5%	4.7%	4.9%
Prepayment speed (average CPR) (2) (3)	16.7%	17.7%	15.2%	12.5%	12.9%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Constant Prepayment Rate for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended December 31, 2019 includes 19.6% for prime loans and 14.5% for non-prime loans.

Segment Results (Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Servicing
Revenue	$233,092	$276,992	$985,102	$951,224
MSR valuation adjustments, net	851	(61,676)	(120,646)	(152,983)
Operating expenses	100,776	187,731	536,153	619,484
Other expense, net	(74,240)	(68,201)	(399,073)	(210,705)
Income (loss) from continuing operations before income taxes	58,927	(40,616)	(70,770)	(31,948)

Lending
Revenue	25,237	28,557	125,086	93,672
MSR valuation adjustments, net	(22)	(86)	(230)	(474)
Operating expenses	21,004	25,785	84,280	82,432
Other income (expense), net	(587)	362	157	388
Income from continuing operations before income taxes	3,624	3,048	40,733	11,154

Corporate Items and Other
Revenue	2,842	5,380	13,187	18,149
Operating expenses	17,078	27,541	53,506	77,123
Other income (expense), net	(11,072)	51,966	(56,135)	8,292
Income (loss) from continuing operations before income taxes	(25,308)	29,805	(96,454)	(50,682)

Consolidated income (loss) before income taxes	$37,243	$(7,763)	$(126,491)	$(71,476)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Servicing and subservicing fees	$229,951	$276,970	$975,507	$937,083
Gain on loans held for sale, net	11,988	9,834	38,300	37,336
Reverse mortgage revenue, net	13,433	17,568	86,309	60,237
Other revenue, net	5,799	6,557	23,259	28,389
Total revenue	261,171	310,929	1,123,375	1,063,045

MSR valuation adjustments, net	829	(61,762)	(120,876)	(153,457)

Operating expenses
Compensation and benefits	63,115	86,816	313,508	298,036
Professional services	25,433	54,733	102,638	165,554
Servicing and origination	21,717	39,845	109,007	131,297
Technology and communications	18,086	30,935	79,166	98,241
Occupancy and equipment	15,596	22,262	68,146	59,631
Other expenses	(5,089)	6,466	1,474	26,280
Total operating expenses	138,858	241,057	673,939	779,039

Other income (expense)
Interest income	4,580	4,008	17,104	14,026
Interest expense	(29,493)	(25,027)	(114,129)	(103,371)
Pledged MSR liability expense	(68,787)	(60,413)	(372,089)	(171,670)
Gain on repurchase of senior secured notes	—	—	5,099	—
Bargain purchase gain	—	64,036	(381)	64,036
Gain on sale of MSRs, net	(118)	1,022	453	1,325
Other, net	7,919	501	8,892	(6,371)
Total other expense, net	(85,899)	(15,873)	(455,051)	(202,025)

Income (loss) from continuing operations before income taxes	37,243	(7,763)	(126,491)	(71,476)
Income tax expense (benefit)	2,370	(4,012)	15,634	529
Income (loss) from continuing operations, net of tax	34,873	(3,751)	(142,125)	(72,005)
Income from discontinued operations, net of tax	—	1,409	—	1,409
Net Income (loss)	34,873	(2,342)	(142,125)	(70,596)
Net income attributable to non-controlling interests	—	—	—	(176)
Net Income (loss) attributable to Ocwen stockholders	$34,873	$(2,342)	$(142,125)	$(70,772)

Earnings (loss) per share attributable to Ocwen common stockholders - Basic and Diluted
Continuing operations	$0.26	$(0.03)	$(1.06)	$(0.54)
Discontinued operations	$—	$0.01	$—	$0.01
	$0.26	$(0.02)	$(1.06)	$(0.53)

Weighted average common shares outstanding
Basic	134,785,892	130,893,025	134,444,402	133,703,359
Diluted	135,100,205	130,893,025	134,444,402	133,703,359

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$428,339	$329,132
Restricted cash (amounts related to variable interest entities (VIEs) of $20,434 and $20,968)	64,001	67,878
Mortgage servicing rights (MSRs), at fair value	1,486,395	1,457,149
Advances, net	254,533	249,382
Match funded advances (related to VIEs)	801,990	937,294
Loans held for sale ($208,752 and $176,525 carried at fair value)	275,269	242,622
Loans held for investment, at fair value (amounts related to VIEs of $23,342 and $26,520)	6,292,938	5,498,719
Receivables, net	201,220	198,262
Premises and equipment, net	38,274	33,417
Other assets ($8,524 and $7,568 carried at fair value) (amounts related to VIEs of $4,078 and $2,874)	563,240	379,567
Assets related to discontinued operations	—	794
Total assets	$10,406,199	$9,394,216

Liabilities and Equity
Liabilities
Home Equity Conversion Mortgage-Backed Securities (HMBS) - related borrowings, at fair value	$6,063,435	$5,380,448
Other financing liabilities ($972,595 and $1,057,671 carried at fair value) (amounts related to VIEs of $22,002 and $24,815)	972,595	1,062,090
Match funded liabilities (related to VIEs)	679,109	778,284
Other secured borrowings, net (amounts related to VIEs of $242,101 and $0)	1,025,791	448,061
Senior notes, net	311,085	448,727
Other liabilities ($100 and $4,986 carried at fair value) (amounts related to VIEs of $144 and $0)	942,173	703,636
Liabilities related to discontinued operations	—	18,265
Total liabilities	9,994,188	8,839,511

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 134,862,232 and 133,912,425 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1,349	1,339
Additional paid-in capital	556,798	554,056
(Accumulated deficit) retained earnings	(138,542)	3,567
Accumulated other comprehensive loss, net of income taxes	(7,594)	(4,257)
Total stockholders’ equity	412,011	554,705
Total liabilities and stockholders’ equity	$10,406,199	$9,394,216

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Years Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(142,125)	$(70,596)
MSR valuation adjustments, net	120,876	153,457
Gain on sale of MSRs, net	(453)	(1,325)
Provision for bad debts	34,867	49,180
Depreciation	31,911	27,202
Amortization of debt issuance costs	3,170	2,921
Gain on repurchase of senior secured notes	(5,099)	—
Provision for (reversal of) valuation allowance on deferred tax assets	32,470	(23,347)
Decrease (increase) in deferred tax assets other than provision for valuation allowance	(29,350)	20,058
Equity-based compensation expense	2,697	2,366
(Gain) loss on valuation of financing liability	152,986	(19,269)
(Gain) loss on trading securities	(215)	(527)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(55,869)	(18,698)
Bargain purchase gain	381	(64,036)
Gain on loans held for sale, net	(38,300)	(32,722)
Origination and purchase of loans held for sale	(1,488,974)	(1,715,190)
Proceeds from sale and collections of loans held for sale	1,380,138	1,625,116
Changes in assets and liabilities:
Decrease in advances and match funded advances	105,052	258,899
Decrease in receivables and other assets, net	126,881	144,310
Decrease in other liabilities	(72,182)	(69,207)
Other, net	(6,922)	3,986
Net cash provided by operating activities	151,940	272,578

Cash flows from investing activities
Origination of loans held for investment	(1,026,154)	(920,476)
Principal payments received on loans held for investment	558,720	400,521
Net cash acquired in the acquisition of PHH	—	64,692
Restricted cash acquired in the acquisition of PHH	—	38,813
Purchase of MSRs	(145,668)	(5,433)
Proceeds from sale of MSRs	4,984	7,276
Acquisition of advances in connection with the purchase of MSRs	(1,457)	—
Proceeds from sale of advances and match funded advances	14,186	33,792
Issuance of automotive dealer financing notes	—	(19,642)
Collections of automotive dealer financing notes	—	52,598
Additions to premises and equipment	(1,954)	(9,016)
Proceeds from sale of real estate	7,548	9,546
Other, net	2,357	2,464
Net cash used in investing activities	(587,438)	(344,865)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

(Dollars in thousands)

	For the Years Ended December 31,
	2019	2018
Cash flows from financing activities
Repayment of match funded liabilities, net	(99,175)	(220,334)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	3,137,326	2,991,261
Repayments of mortgage loan warehouse facilities and other secured borrowings	(2,875,377)	(3,350,648)
Repayment and repurchase of senior notes	(131,791)	(18,482)
Repayment of SSTL borrowing	(25,433)	(66,750)
Proceeds from issuance of additional senior secured term loan (SSTL)	119,100
Payment of debt issuance costs	(2,813)	—
Proceeds from sale of MSRs accounted for as a financing	—	279,586
Proceeds from sale of Home Equity Conversion Mortgages (HECM, or reverse mortgages) accounted for as a financing (HMBS-related borrowings)	962,113	948,917
Repayment of HMBS-related borrowings	(549,600)	(391,985)
Capital distribution to non-controlling interest	—	(822)
Purchase of non-controlling interest	—	(1,188)
Other, net	(3,522)	(2,818)
Net cash provided by financing activities	530,828	166,737

Net increase in cash, cash equivalents and restricted cash	95,330	94,450
Cash, cash equivalents and restricted cash at beginning of year	397,010	302,560
Cash, cash equivalents and restricted cash at end of year (1)	$492,340	$397,010

(1) Cash, cash equivalents and restricted cash as of December 31, 2019 and December 31, 2018 includes $428.3 million and $329.1 million of cash and cash equivalents and $64.0 million and $67.9 million of restricted cash respectively.

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